Exhibit 99.01

OPSWARE INC. COMPLETES ACQUISITION OF TANGRAM ENTERPRISE SOLUTIONS

Integration of Products Furthers Opsware’s Lead in Automation and Utility Computing

Sunnyvale, CA — February 23, 2004 — Opsware Inc. (NASDAQ: OPSW), the leading provider of data center automation and utility computing software, today announced it has completed the acquisition of Tangram Enterprise Solutions, Inc. (OTCBB:TESI), a leading provider of IT asset management and security software.

The acquisition of Tangram furthers Opsware’s lead in IT automation by adding to the Opsware System comprehensive discovery and tracking capabilities for over 30,000 software components. The integration of Tangram’s products with the Opsware System provides customers with the first universal solution for discovering and reporting on IT assets and usage across servers and desktops. Tangram’s products also improve IT security by preventing access to unauthorized files and applications that make servers and desktops vulnerable to costly, damaging viruses. The transaction adds over 200 customers to Opsware’s installed base, including over 25% of the Fortune 1000, including Prudential, Marriott, UBS, Molex, Unocal and the Farm Bureau.

“The rapid growth of servers and applications in the enterprise has made it impossible for IT executives to accurately account for their assets,” said Ben Horowitz, president and CEO of Opsware Inc. “Enterprises, government agencies and service providers have a major need to understand what assets exist in their IT environment and gain control over inventory and asset usage. The acquisition of Tangram brings powerful new discovery and asset tracking capabilities to the Opsware System and makes Opsware the leading solution to automate existing, heterogeneous data center environments.”

In addition to integration with the Opsware System, the Tangram products will continue to be sold and supported stand-alone directly by Opsware and through qualifying distributors and reseller partners effective immediately.

Today’s announcement is another major milestone towards Opsware’s leadership in IT automation. The growth of the Internet and move to Web-based computing is creating the biggest transformation yet in IT—a shift from client/server computing to low-cost Web-based architectures. With this shift comes a tremendous increase in the number of servers and applications in data centers, resulting in massive complexity that renders traditional, manual operations unsustainable. Automation and utility computing have become a necessity as IT organizations seek to become more cost-competitive, reduce data center complexity and offer higher-value services.

About Opsware Inc.

Opsware Inc., formerly Loudcloud, is the leading provider of data center automation software, offering a complete solution for enterprises, government agencies and service providers looking to reduce costs and increase IT efficiencies. The Opsware System uniquely combines process automation with built in operations knowledge on numerous technologies. Opsware was the foundation of Loudcloud’s software-powered managed services business and has been proven to lower costs, accelerate change and increase service quality.

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Loudcloud and Opsware are service marks and trademarks of Opsware Inc. All other product names, service marks, and trademarks mentioned herein are trademarks of their respective owners.

This press release contains forward-looking statements regarding our expectations for the growth of the market for our software, our opportunities in that market and our plans for the integration of Tangram products into our current product offerings. These statements are subject to risks and uncertainties that could cause actual results to differ materially from these statements, including the risk that our experience operating as a software company is limited, that there is unproven demand for our Opsware automation software, that we are not successful in integrating Tangram’s employees and operations, that we are unable to realize the anticipated benefits and synergies of the transaction, and that we may not release our software products on time and that these products may not perform as described or as hoped. More information about these and other factors that could affect our business and financial results is included in our Form 10-K filed with the SEC on May 1, 2003 under the headings “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the Forms 10-Q and 8-K that we file during the fiscal year.